Exhibit 99.2

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06830

tel: 203 622 3131 fax: 203 622 6080

unitedrentals.com

United Rentals Stockholders Approve Merger Agreement With Affiliates of
Cerberus Capital Management

GREENWICH, Conn. — October 19, 2007 — United Rentals, Inc. (NYSE: URI) today announced that its stockholders have approved the merger agreement providing for the purchase of the company by affiliates of Cerberus Capital Management, L.P. At a special meeting held earlier today, approximately 99.8 percent of the votes cast were in favor of the purchase, representing approximately 76.8 percent of the total voting power outstanding and entitled to vote at the meeting. After the transaction closes, the company’s holders of common stock will be entitled to receive $34.50 in cash for each share held.

The Company currently anticipates that the transaction will close in November 2007.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s more than 11,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.3 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those expected by any forward-looking statements. Factors that could cause actual results to differ from those expected include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of, or a material change in the terms of, the merger agreement, (2) the inability to complete the merger due to the failure to satisfy any conditions to the completion of the merger, (3) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger, (4) certain significant costs, fees and expenses related to the merger, such as legal and accounting fees, remain payable regardless of whether or not the proposed merger is consummated (5) under certain circumstances, if the merger is not completed, we may be required to pay a termination (break-up) fee of $100,000,000, (6) weaker or unfavorable

          Rentals•Sales•Service•Supplies

economic or industry conditions can reduce demand and prices for our products and services, (7) non-residential construction spending or governmental funding for infrastructure and other construction projects may not reach expected levels, (8) we may not always have access to capital at desirable rates for our businesses or growth plans, (9) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (10) rates we can charge may be less than anticipated, or costs we incur may be more than anticipated, (11) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome, or any other potential consequences thereof for us, and (12) we may incur additional significant costs and expenses in connection with the SEC inquiry, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s Office requests for information, or other litigation, regulatory or investigatory matters related to the SEC inquiry, the proposed merger or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

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Contact:

Fred Bratman
Hyde Park Financial Communications
(203) 618-7318 Cell: (917) 847-4507
fbratman@hydeparkfin.com